Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FIRST QUARTER 2011 FINANCIAL RESULTS

ITASCA, IL, April 26, 2011 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended March 31, 2011 and will host a webcast conference call on Wednesday, April 27, 2011 at 9:00 a.m. ET/8:00 a.m. CT. Management will be referring to specific pages of both the earnings release and a supplemental quarterly financial information exhibit available on our website. It is highly recommended that listeners have these documents available to view during the call. To listen to this call and access both documents, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days. Please see “Information Regarding Non-GAAP Measures” beginning on page 5.

“While our results for first quarter 2011 are difficult to compare to last year primarily because of the timing of the supplemental commission revenues and GAB Robins integration costs, our business posted strong results,” said J. Patrick Gallagher Jr., Chairman, President and CEO.

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In our Brokerage segment, adjusted total revenues were up 10%, organic revenues up 1.6%, adjusted EBITDAC up 14%, adjusted EBITDAC margins up 70 bps and adjusted EPS up 14%. In addition, we completed four acquisitions totaling $27 million of annualized revenues.

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In our Risk Management segment, total adjusted revenues were up 18%, organic revenues up 5.8%, adjusted EBITDAC up 10% and adjusted EBITDAC margins were well over our target of 15%. In addition, we made excellent progress on integrating the GAB Robins business.

•	Our combined Brokerage and Risk Management segments’ adjusted results for first quarter 2011 and 2010 were as follows (in millions except per share amounts):

As Adjusted	1st Q 11	1st Q 10	Change
Revenues	$446.9	$399.3	12%
EBITDAC	$71.3	$63.1	13%
Diluted net earnings per share	$0.25	$0.23	9%

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In our Corporate segment, three of our clean-energy plants completed the permanent permitting process and have resumed production. We anticipate receiving our remaining three permits in second quarter 2011. In addition, we completed a $125 million debt private placement in February 2011. At March 31, 2011, we had available cash of over $200 million.

“We achieved these results during our seasonally smallest quarter despite the soft pricing environment and an economy still trying to recover. We had an excellent start to 2011 and our global team is committed to making this our best year ever.”

Quarter Ended March 31

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	1st Q 11	1st Q 10	Chg	1st Q 11	1st Q 10	Chg	1st Q 11	1st Q 10	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$316.3	$288.8	10%	$50.8	$44.5	14%	$0.16	$0.14	14%
Gains on book sales	1.1	0.9		1.1	0.9		—	0.01
Net supplemental commission timing (Note 6)	—	14.7		—	14.7		—	0.08
Workforce & lease termination	—	—		(1.5)	(0.5)		(0.01)	—
Adjustments to earnout payables	—	—		—	—		0.01	—

Brokerage, as reported	317.4	304.4		50.4	59.6		0.16	0.23

Risk Management, as adjusted	130.6	110.5	18%	20.5	18.6	10%	0.09	0.09	0%
GAB Robins integration costs	—	—		(4.2)	—		(0.02)	—
Workforce & lease termination	—	—		(1.1)	—		(0.01)	—

Risk Management, as reported	130.6	110.5		15.2	18.6		0.06	0.09

Total Brokerage & Risk Management, as reported	448.0	414.9		65.6	78.2		0.22	0.32
Corporate, as reported	(0.6)	67.5		(7.3)	(3.2)		(0.08)	(0.04)

Total Company, as reported	$447.4	$482.4		$58.3	$75.0		$0.14	$0.28

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Brokerage Segment First Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing certain components of 2011 organic revenues with the same period in 2010 (in millions):

	1st Q 11	1st Q 10
Commissions and Fees
Commissions as reported	$225.7	$204.2
Fees as reported	59.1	54.9
Less commissions and fees from acquisitions	(20.7)	—
Levelized foreign currency translation	—	0.8

Organic commissions and fees	$264.1	$259.9

Organic change in commissions and fees	1.6%

Supplemental Commissions
Supplemental commissions as reported	$13.5	$27.9
Less supplemental commissions from acquisitions	(0.6)	—
Timing items, net (Note 6)	—	(14.7)

Organic supplemental commissions	$12.9	$13.2

Organic change in supplemental commissions	-2.3%

Contingent Commissions
Contingent commissions as reported	$16.8	$15.5
Less contingent commissions from acquisitions	(1.9)	—

Organic contingent commissions	$14.9	$15.5

Organic change in contingent commissions	-3.9%

•	The following is a summary of brokerage acquisition activity for 2011 and 2010:

	1st Q 11	1st Q 10
Shares issued for acquisitions and earnouts	902,000	521,000
Number of acquisitions closed	4	3
Annualized revenues acquired (in millions)	$27.2	$5.6

•	Adjusted first quarter compensation ratio shown on page 6 was 0.2 pts lower than the same period in 2010. Generally all expense categories were consistent with the prior year.

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Adjusted first quarter operating expense ratio shown on page 6 was 0.4 pts lower than the same period in 2010. The ratio was primarily impacted by decreases in outside fees of 0.2 pts, rent expense of 0.2 pts.

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First quarter 2011 change in estimated acquisition earnout payables includes income of $1.2 million related to net downward adjustments made for three 2010 acquisitions as a result of revised earnout projections.

•	The following provides non-GAAP information that management believes is helpful when comparing 2011 EBITDAC and 2011 Adjusted EBITDAC to the same period in 2010 (in millions):

	1st Q 11	1st Q 10
Total EBITDAC - see page 6 for computation	$50.4	$59.6

Gains from books of business sales	(1.1)	(0.9)
Net supplemental commission timing (Note 6)	—	(14.7)
Workforce related charges	1.5	0.4
Lease termination related charges	—	0.1

Adjusted EBITDAC	$50.8	$44.5

Adjusted EBITDAC change	14.2%

Adjusted EBITDAC margin	16.1%	15.4%

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Risk Management Segment First Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing 2011 organic fee revenues with the same period in 2010 (in millions):

	1st Q 11	1st Q 10
Domestic and international fees	$123.6	$106.9
International performance bonus fees	3.0	3.2
Adjusting fees related to international natural disasters	3.3	—

Fees as reported	129.9	110.1
Less fees from acquisitions	(11.5)	—
Levelized foreign currency translation	—	1.8

Organic fees	$118.4	$111.9

Organic change in fees	5.8%

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Adjusted first quarter compensation ratio shown on page 6 was 1.0 pts lower than the same period in 2010. Certain services provided by GAB Robins require related revenues and operating expenses to be reflected gross, rather than net, in the statement of earnings. This had the impact of decreasing the adjusted compensation ratio by 1.0 pts. The adjusted compensation ratio was also impacted by decreased employee benefits of 0.9 pts most of which was offset by increase temporary labor.

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Adjusted first quarter operating expense ratio shown on page 6 was 2.1 pts higher than the same period in 2010. Certain services provided by GAB Robins require related revenues and operating expenses to be reflected gross, rather than net, in the statement of earnings. This had the impact of increasing the adjusted operating expense ratio by 1.5 pts. The adjusted operating expense ratio was also impacted by increased office expenses of 0.4 pts and increased outside fees of 0.3 pts.

•	The following provides non-GAAP information that management believes is helpful when comparing 2011 EBITDAC and 2011 Adjusted EBITDAC to the same period in 2010 (in millions):

	1st Q 11	1st Q 10
Total EBITDAC - see page 6 for computation	$15.2	$18.6

Workforce related charges	0.9	—
Lease termination related charges	0.2	—
GAB Robins integration costs	4.2	—

Adjusted EBITDAC	$20.5	$18.6

Adjusted EBITDAC change	10.2%

Adjusted EBITDAC margin	15.7%	16.8%

Corporate Segment First Quarter Highlights

The following provides non-GAAP information that management believes is helpful when comparing first quarter 2011 operating results for the Corporate Segment with the same period in 2010 (in millions):

	2011			2010
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)
1st Quarter
Interest and banking costs	$(10.3)	$4.1	$(6.2)	$(8.8)	$3.5	$(5.3)
Clean-energy related	(2.6)	2.2	(0.4)	(0.4)	4.0	3.6
Acquisition costs	(1.7)	0.5	(1.2)	(1.5)	0.6	(0.9)
Corporate	(2.3)	0.7	(1.6)	(1.2)	0.3	(0.9)

	$(16.9)	$7.5	$(9.4)	$(11.9)	$8.4	$(3.5)

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Debt, interest and banking - Gallagher has $675.0 million of long-term borrowings outstanding under three private placement agreements, which is due and payable in various amounts in 2014 through 2023. Gallagher also maintains an unsecured line of credit of $500.0 million that expires July 14, 2014. There were no borrowings outstanding under Gallagher’s line of credit facility at March 31, 2011.

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Corporate Segment First Quarter Highlights (continued)

•	Clean-energy ventures - Gallagher owns positions in eight commercial clean-coal operations ($19.9 million of net carrying value at March 31, 2011):

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Gallagher owns approximately 25% of six of these operations. As previously announced, all six facilities curtailed most production in fourth quarter 2010 to perform testing routines in connection with applying for permanent regulatory operating permits. In January 2011, one of the six operations received its permanent regulatory operating permit and in April 2011 two additional operations received their permanent regulatory operating permits. The operation that received its permit in January has been running since it received the permit. The two operations that received permits in April 2011 began production in mid-April. These three operations are considered low volume operations. While Gallagher anticipates receiving the remaining three permits in second quarter 2011, it cannot predict with certainty when the permanent permits will be issued. The three operations that have received permanent permits to date, at planned production levels, could together generate approximately $1.0 million of quarterly net earnings through 2019. The three operations that have not yet received permanent permits, at planned production levels, could together generate approximately $3.0 to $5.0 million of quarterly net earnings through 2019.

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In addition, Gallagher owns 90% of the other two operations, which as planned, did not produce refined coal in first quarter 2011 while Gallagher was seeking operating sites and potential co-investors for these operations. Gallagher is currently in negotiations for these two operations. Although Gallagher expects to have them in production by third or fourth quarter of 2011, Gallagher cannot predict with certainty when the negotiations will be complete, when sites will be secured or when permanent regulatory operating permits will be issued. If these two operations are running at planned levels, they could together generate up to $3.0 to $5.0 million of quarterly net earnings through 2019.

•	Acquisition costs - Consists of professional fees and other due diligence costs related to acquisitions.

•	Corporate - Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 39% to 41% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for first quarter was 35.3% in 2011 and 31.9% in 2010. The increase in the first quarter 2011 effective tax rate compared to the same period in 2010 was primarily the result of the impact of IRC Section 45 tax credits that were generated in 2010.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 16 countries and does business in more than 110 countries around the world through a network of correspondent brokers and consultants.

Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding future income and tax credits generated by Gallagher’s clean-energy operations, our corporate income tax rate, the integration of the GAB Robins acquisition, the future revenue and earnings impact of acquisitions, drivers of organic growth in the brokerage and risk management segments and anticipated future results or performance of any segment or the Company as a whole.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

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Changes in worldwide and national economic conditions; changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, and the difficulties inherent in combining the cultures and systems of different companies could impact Gallagher’s integration of the GAB Robins acquisition, future revenue and earnings impact of its acquisitions, drivers of organic growth in the brokerage and risk management segments and anticipated future results or performance of any segment or the Company as a whole; and;

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Uncertainties related to Gallagher’s IRC Section 45 investments, including uncertainties related to (i) receipt and maintenance of long-term permits to operate the facilities by Gallagher’s utility partners, (ii) Gallagher’s ability to find operating sites and co-investors for its non-operating clean-energy facilities, (iii) potential IRS challenges to Gallagher’s ability to claim tax credits under IRC Section 45, (iv) utilities’ future use of coal to generate electricity, (v) operational risks at Gallagher’s IRC Section 45 operations, (vi) business risks relating to Gallagher’s co-investors and partners, (vii) intellectual property risks, (viii) environmental risks, could impact Gallagher’s future income and tax credits generated by its clean-energy operations and its future corporate tax rate.

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Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments, organic change in commission, fee and supplemental commission revenues, adjusted revenues, expenses and net earnings, adjusted compensation expense ratio and adjusted operating expense ratio. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in the press release in order to conform them to the current year presentation.

Adjusted presentation - Gallagher believes that the adjusted presentation of 2011 and 2010 statements of earnings, presented on the following pages, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that will assist such persons in analyzing Gallagher operating results as they develop a future earnings outlook for Gallagher. The after tax amounts related to the adjustments were computed using the effective tax rate for each respective period.

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Adjusted revenues, expenses and net earnings - Gallagher defines these measures as revenues, expenses and net earnings, respectively, each adjusted to exclude gains realized from sales of books of business and supplemental commission timing amounts, workforce related charges and lease termination related charges, as applicable.

•	Adjusted ratios - Compensation expense ratio and operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures - Gallagher believes that each of EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, Adjusted EBITDAC margin and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments are meant to reflect the true operating performance of Gallagher’s business; consequently, they exclude items that could be considered “non-operating” or “non-core” in nature.

•	EBITDAC - Gallagher defines this measure as earnings from continuing operations before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin - Gallagher defines this measure as EBITDAC divided by total revenues.

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Adjusted EBITDAC - Gallagher defines this measure as EBITDAC adjusted to exclude gains realized from sales of books of business, supplemental commission timing amounts, workforce related charges and lease termination related charges.

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Adjusted EBITDAC margin - Gallagher defines this measure as Adjusted EBITDAC divided by total revenues, as adjusted to exclude gains realized from sales of books of business and supplemental commission timing amounts.

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Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments - Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of gains realized from sales of books of business, workforce related charges and lease termination related charges, divided by diluted weighted average shares outstanding.

Organic Revenues - Organic change in commission, fee and supplemental commission revenues excludes the first twelve months of net commission, fee and supplemental commission revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2011 foreign exchange rates to the same periods in 2010.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that will be continuing in 2011 and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows financial statement users to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures for adjusted revenues, expenses and net earnings, EBITDAC (on pages 6 and 7); for Adjusted EBITDAC and Adjusted EBITDAC margin (on pages 2 and 3, respectively, for the Brokerage and Risk Management segments); for Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments (on page 1); and for organic change in commission, fee and supplemental commission revenues (on pages 2 and 3, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC (2)

(Unaudited - in millions except per share, percentage and workforce data)

	1st Qtr Ended March 31, 2011			1st Qtr Ended March 31, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Brokerage Segment
Commissions	$225.7	$—	$225.7	$204.2	$—	$204.2
Fees	59.1	—	59.1	54.9	—	54.9
Supplemental commissions (6)	13.5	—	13.5	27.9	(14.7)	13.2
Contingent commissions	16.8	—	16.8	15.5	—	15.5
Investment income and gains realized on books of business sales	2.3	(1.1)	1.2	1.9	(0.9)	1.0

Revenues	317.4	(1.1)	316.3	304.4	(15.6)	288.8

Compensation	210.0	(1.5)	208.5	191.5	(0.4)	191.1
Operating	57.0	—	57.0	53.3	(0.1)	53.2
Depreciation	4.7	—	4.7	4.6	—	4.6
Amortization	15.8	—	15.8	13.7	—	13.7
Change in estimated acquisition earnout payables	0.8	1.2	2.0	1.9	(0.5)	1.4

Expenses	288.3	(0.3)	288.0	265.0	(1.0)	264.0

Earnings before income taxes	29.1	(0.8)	28.3	39.4	(14.6)	24.8
Provision for income taxes	11.4	(0.3)	11.1	15.9	(5.9)	10.0

Net earnings	$17.7	$(0.5)	$17.2	$23.5	$(8.7)	$14.8

Diluted net earnings per share	$0.16	$—	$0.16	$0.23	$(0.09)	$0.14
Growth in diluted earnings per share	-30%		14%	-8%		-13%
Growth - revenues	4%		10%	5%		5%
Organic change in commissions and fees (1)	2%		2%	-5%		-5%
Compensation expense ratio (4)	66%		66%	63%		66%
Operating expense ratio (5)	18%		18%	18%		18%
Effective tax rate	39%		39%	40%		40%
Workforce at end of period (includes acquisitions)	6,324		6,324	5,857		5,857

EBITDAC (2)
Net earnings	$17.7	$(0.5)	$17.2	$23.5	$(8.7)	$14.8
Provision for income taxes	11.4	(0.3)	11.1	15.9	(5.9)	10.0
Depreciation	4.7	—	4.7	4.6	—	4.6
Amortization	15.8	—	15.8	13.7	—	13.7
Change in estimated acquisition earnout payables	0.8	1.2	2.0	1.9	(0.5)	1.4

EBITDAC	$50.4	$0.4	$50.8	$59.6	$(15.1)	$44.5

EBITDAC margin (3)	16%		16%	20%		15%
EBITDAC Growth	-15%		14%	6%		6%

	1st Qtr Ended March 31, 2011			1st Qtr Ended March 31, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Risk Management Segment
Fees	$129.9	$—	$129.9	$110.1	$—	$110.1
Investment income	0.7	—	0.7	0.4	—	0.4

Revenues	130.6	—	130.6	110.5	—	110.5

Compensation	82.7	(4.0)	78.7	67.7	—	67.7
Operating	32.7	(1.3)	31.4	24.2	—	24.2
Depreciation	3.3	—	3.3	3.0	—	3.0
Amortization	0.6	—	0.6	0.2	—	0.2

Expenses	119.3	(5.3)	114.0	95.1	—	95.1

Earnings before income taxes	11.3	5.3	16.6	15.4	—	15.4
Provision for income taxes	4.4	2.1	6.5	6.2	—	6.2

Net earnings	$6.9	$3.2	$10.1	$9.2	$—	$9.2

Diluted net earnings per share	$0.06	$0.03	$0.09	$0.09	$—	$0.09
Growth in diluted earnings per share	-33%		0%	0%		0%
Growth (decline) - revenues	18%		18%	-2%		-2%
Organic change in fees	6%		6%	-5%		-5%
Compensation expense ratio (4)	63%		60%	61%		61%
Operating expense ratio (5)	25%		24%	22%		22%
Effective tax rate	39%		39%	40%		40%
Workforce at end of period (includes acquisitions)	4,281		4,281	3,637		3,637

EBITDAC (2)
Net earnings	$6.9	$3.2	$10.1	$9.2	$—	$9.2
Provision for income taxes	4.4	2.1	6.5	6.2	—	6.2
Depreciation	3.3	—	3.3	3.0	—	3.0
Amortization	0.6	—	0.6	0.2	—	0.2

EBITDAC	$15.2	$5.3	$20.5	$18.6	$—	$18.6

EBITDAC margin (3)	12%		16%	17%		17%
EBITDAC Growth	-18%		10%	6%		1%

See notes to first quarter 2011 earnings release and non-GAAP financial measures on page 8 of 9.

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Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC (2)

(Unaudited - in millions except share and per share data)

	1st Qtr Ended March 31, 2011			1st Qtr Ended March 31, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Corporate Segment
Revenues from consolidated clean coal facilities	$—	$—	$—	$62.6	$—	$62.6
Royalty income from clean coal licenses	—	—	—	0.9	—	0.9
Income from unconsolidated clean coal facilities	(1.1)	—	(1.1)	(0.8)	—	(0.8)
Other net revenues	0.5	—	0.5	4.8	—	4.8

Revenues	(0.6)	—	(0.6)	67.5	—	67.5

Cost of revenues from consolidated clean coal facilities	—	—	—	64.0	—	64.0
Compensation	2.4	—	2.4	3.0	—	3.0
Operating	4.3	—	4.3	3.7	—	3.7
Interest	9.5	—	9.5	8.6	—	8.6
Depreciation	0.1	—	0.1	0.1	—	0.1

Expenses	16.3	—	16.3	79.4	—	79.4

Loss before income taxes	(16.9)	—	(16.9)	(11.9)	—	(11.9)
Benefit for income taxes	(7.5)	—	(7.5)	(8.4)	—	(8.4)

Net loss	$(9.4)	$—	$(9.4)	$(3.5)	$—	$(3.5)

Diluted net loss per share	$(0.08)	$—	$(0.08)	$(0.04)	$—	$(0.04)

EBITDAC (2)
Net loss	$(9.4)	$—	$(9.4)	$(3.5)	$—	$(3.5)
Benefit for income taxes	(7.5)	—	(7.5)	(8.4)	—	(8.4)
Interest	9.5	—	9.5	8.6	—	8.6
Depreciation	0.1	—	0.1	0.1	—	0.1

EBITDAC	$(7.3)	$—	$(7.3)	$(3.2)	$—	$(3.2)

	1st Qtr Ended March 31, 2011			1st Qtr Ended March 31, 2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Total Company
Commissions	$225.7	$—	$225.7	$204.2	$—	$204.2
Fees	189.0	—	189.0	165.0	—	165.0
Supplemental commissions (6)	13.5	—	13.5	27.9	(14.7)	13.2
Contingent commissions (6)	16.8	—	16.8	15.5	—	15.5
Investment income and gains realized on books of business sales	3.0	(1.1)	1.9	2.3	(0.9)	1.4
Revenues from clean coal activities	(1.1)	—	(1.1)	62.7	—	62.7
Other net revenues - Corporate	0.5	—	0.5	4.8	—	4.8

Revenues	447.4	(1.1)	446.3	482.4	(15.6)	466.8

Compensation	295.1	(5.5)	289.6	262.2	(0.4)	261.8
Operating	94.0	(1.3)	92.7	81.2	(0.1)	81.1
Cost of revenues from clean coal activities	—	—	—	64.0	—	64.0
Interest	9.5	—	9.5	8.6	—	8.6
Depreciation	8.1	—	8.1	7.7	—	7.7
Amortization	16.4	—	16.4	13.9	—	13.9
Change in estimated acquisition earnout payables	0.8	1.2	2.0	1.9	(0.5)	1.4

Expenses	423.9	(5.6)	418.3	439.5	(1.0)	438.5

Earnings before income taxes	23.5	4.5	28.0	42.9	(14.6)	28.3
Provision for income taxes	8.3	1.8	10.1	13.7	(5.9)	7.8

Net earnings	$15.2	$2.7	$17.9	$29.2	$(8.7)	$20.5

Diluted net earnings per share	$0.14	$0.02	$0.16	$0.28	$(0.09)	$0.19

Dividends declared per share	$0.33		$0.33	$0.32		$0.32

EBITDAC (2)
Net earnings	$15.2	$2.7	$17.9	$29.2	$(8.7)	$20.5
Provision for income taxes	8.3	1.8	10.1	13.7	(5.9)	7.8
Interest	9.5	—	9.5	8.6	—	8.6
Depreciation	8.1	—	8.1	7.7	—	7.7
Amortization	16.4	—	16.4	13.9	—	13.9
Change in estimated acquisition earnout payables	0.8	1.2	2.0	1.9	(0.5)	1.4

EBITDAC	$58.3	$5.7	$64.0	$75.0	$(15.1)	$59.9

See notes to first quarter 2011 earnings release and non-GAAP financial measures on page 8 of 9.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Mar 31, 2011	Dec 31, 2010
Cash and cash equivalents	$333.2	$249.8
Restricted cash	580.1	599.7
Premiums and fees receivable	718.8	750.1
Other current assets	117.7	126.4

Total current assets	1,749.8	1,726.0
Fixed assets - net	79.4	75.8
Deferred income taxes	242.5	245.2
Other noncurrent assets	204.0	181.8
Goodwill - net	925.5	883.7
Amortizable intangible assets - net	489.9	483.5

Total assets	$3,691.1	$3,596.0

Premiums payable to insurance and reinsurance companies	$1,213.4	$1,250.3
Accrued compensation and other accrued liabilities	165.3	226.5
Unearned fees	65.0	60.5
Other current liabilities	41.6	40.0
Corporate related borrowings - current	—	—

Total current liabilities	1,485.3	1,577.3
Corporate related borrowings - noncurrent	675.0	550.0
Other noncurrent liabilities	383.7	362.0

Total liabilities	2,544.0	2,489.3

Stockholders’ equity:
Common stock - issued and outstanding	110.3	108.4
Capital in excess of par value	563.5	507.8
Retained earnings	466.8	488.3
Accumulated other comprehensive earnings	6.5	2.2

Total stockholders’ equity	1,147.1	1,106.7

Total liabilities and stockholders’ equity	$3,691.1	$3,596.0

	1st Q Ended Mar 31, 2011	1st Q Ended Mar 31, 2010
OTHER INFORMATION
Basic weighted average shares outstanding (000s)	109,265	102,737
Diluted weighted average shares outstanding (000s)	110,315	102,936
Common shares repurchased (000s)	9	9
Common shares issued for acquisitions and earnouts (000s)	902	521
Number of acquisitions closed	4	3
Annualized revenues acquired (in millions)	$27.2	$5.6
Workforce at end of period (includes acquisitions) (000s)	10,845	9,734

Notes to First Quarter 2011 Earnings Release

Non-GAAP Financial Measures (See “Information Regarding Non-GAAP Measures” on page 5 of 9 above)

(1)	Organic change in commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and supplemental commission revenues and the period over period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying current period foreign exchange rates to the same periods in the prior year.

(2)	EBITDAC represents earnings from continuing operations before interest, income taxes, depreciation, amortization and change in estimated acquisition earnout payables.

(3)	Represents EBITDAC divided by total revenues.

Other

(4)	Represents compensation expense divided by total revenues.

(5)	Represents operating expenses divided by total revenues.

(6)	Reported supplemental commission revenues recognized in 2011, 2010 and 2009 by quarter are shown in the financial supplement. As previously disclosed, many insurance carriers now provide sufficient information for Gallagher to recognize supplemental commission revenues on a quarterly basis for a majority of its 2011 and 2010 supplemental commission arrangements. However, in 2009 and prior years, most carriers only provided this information on an annual basis after the end of the contract period. Accordingly, the 2010 amounts reported in the table include both a full year of 2009 supplemental commission revenues and 2010 supplemental commission revenues that were recognized by Gallagher on a quarterly basis. This situation should not occur again in 2011 and later years as Gallagher anticipates that most of the carriers will continue to provide information on a quarterly basis sufficient to allow recognition of revenues in a similar manner in future quarters.

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Notes to First Quarter 2011 Earnings Release (continued)

(6)	(Continued) The reported and adjusted supplemental commissions for 2011, 2010, 2009 and 2008 are as follows (in millions):

	Q1	Q2	Q3	Q4	Full Year
2011
Reported supplemental commissions	$13.5				$13.5
Reported contingent commissions	16.8				16.8

Reported supplemental and contingent commissions	$30.3				$30.3

2010
Reported supplemental commissions	$27.9	$10.6	$10.2	$12.1	$60.8
Adjustment as if supplemental commission information was provided on a quarterly basis	(14.7)	—	—	—	(14.7)

Adjusted supplemental commissions	13.2	10.6	10.2	12.1	46.1
Reported contingent commissions	15.5	8.7	9.5	3.1	36.8

Adjusted supplemental and reported contingent commissions	$28.7	$19.3	$19.7	$15.2	$82.9

2009
Reported supplemental commissions	$15.7	$5.8	$4.5	$11.4	$37.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(8.2)	4.4	5.3	(0.1)	1.4

Adjusted supplemental commissions	7.5	10.2	9.8	11.3	38.8
Reported contingent commissions	13.8	6.0	5.8	2.0	27.6

Adjusted supplemental and reported contingent commissions	$21.3	$16.2	$15.6	$13.3	$66.4

2008
Reported supplemental commissions	$6.4	$3.3	$5.1	$5.6	$20.4
Adjustment as if supplemental commission information was provided on a quarterly basis	(1.6)	3.0	2.4	2.3	6.1

Adjusted supplemental commissions	4.8	6.3	7.5	7.9	26.5
Reported contingent commissions	11.5	5.0	7.2	1.6	25.3

Adjusted supplemental and reported contingent commissions	$16.3	$11.3	$14.7	$9.5	$51.8

Contact: Marsha Akin

Investor Relations - 630-285-3501

marsha_akin@ajg.com

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